UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2005

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MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Termination of a Material Definitive Agreement

In connection with the management change disclosed in Item 5.02 below, the Executive Employment Agreement between Millennium Bank, N.A. (the “Bank”), a wholly owned subsidiary of Millennium Bankshares Corporation, and Janet A. Valentine (the “Agreement”) terminated effective April 20, 2005.  The parties to the Agreement mutually agreed to its termination.

As a result of the termination of the Agreement, neither the Bank nor Ms. Valentine has any future rights or obligations under the Agreement.  For example, Ms. Valentine will not receive any severance payments arising from the termination of her employment due to the termination of the Agreement.  The following description of the terms and conditions of the Agreement is nevertheless being provided in accordance with the disclosure requirements of Item 1.02 of Form 8-K.

The Agreement had provided for Ms. Valentine’s service as Executive Vice President and Chief Financial Officer of the Bank and had been for an initial three-year term, with automatic one-year renewals.  The Agreement had also provided for an annual base salary of $120,000, with increases at the discretion of the Bank.  Ms. Valentine had been eligible to participate in the Millennium Bank Executive Incentive Compensation Plan.  Her target bonus eligibility under that plan had been 15% of her base salary, subject to the terms of the plan.  The Agreement had also provided for the payment of country club dues and standard health and related benefits.

Under the terms of the Agreement, the Bank could have terminated employment for or without cause, as provided in the Agreement.  If the Bank had terminated her employment without cause, Ms. Valentine would have been entitled to receive a payment in the amount of base salary for the greater of the remainder of the term of the Agreement or nine months, the amount of the target bonus for the year in which such termination would have occurred, and COBRA coverage for the lesser of the remainder of the term of the Agreement or 18 months.  In the event that termination of employment had occurred in connection with a change in control of the Bank, as defined in the Agreement, Ms. Valentine would have received a payment in the amount of base salary and target bonus for the greater of the remaining term of the contract or 48 months and COBRA coverage for the lesser of the remainder of the term of the Agreement or 18 months.  The Agreement had also included covenants relating to non-interference with customers and non-solicitation and non-hiring of employees for a period of one year following termination of employment under the Agreement.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

The Bank and Janet A. Valentine, Executive Vice President and Chief Financial Officer of the Bank, agreed to terminate their employment relationship on April 15, 2005.  The termination of such relationship was effective as of April 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

(Registrant)

Dated:  April 21, 2005

By:

/s/ Anita L. Shull

Anita L. Shull

Executive Vice President and

   Chief Operating Officer